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                                                                      EXHIBIT 2

                          AGREEMENT AND PLAN OF MERGER


     AGREEMENT AND PLAN OF MERGER dated as of June 18, 1996 among ORIENTAL BANK AND TRUST, a bank organized under the laws of the Commonwealth of Puerto Rico (the "BANK"), ORIENTAL INTERIM BANK, a bank organized under the laws of the Commonwealth of Puerto Rico (the "COMMONWEALTH") for the sole purpose of consummating the transactions provided for herein (the "INTERIM BANK") and ORIENTAL FINANCIAL GROUP INC., a corporation organized under the laws of the Commonwealth of Puerto Rico ("HOLDING").

     WHEREAS, the Bank is a bank duly organized under the Banking Law of the Commonwealth, Act No. 55 of May 12, 1933, as amended (the "BANKING LAW"), with its principal office and place of business at Hato Rey Tower, 268 Munoz Rivera Avenue, Suite 501, Hato Rey, Puerto Rico, with an authorized capital of 10,000,000 shares of common stock, par value $1.00 per share and 5,000,000 shares of preferred stock, par value $1.00 per share;

     WHEREAS, the Interim Bank is a bank duly organized under the Banking Law, with its principal office at the same address as that of Bank, with an authorized capital of 500,000 shares of common stock, par value $1.00 per share, with all of the shares of capital stock of the Interim Bank to be issued prior to the consummation of the transactions described herein to be held by Holding (except for any shares that may be required to be held by the directors of the Interim Bank as directors' qualifying shares); and

     WHEREAS, Holding is a general business corporation organized under the laws of the Commonwealth, with its principal office at the same address as that of Bank, and having an authorized capital of 20,000,000 shares of Common Stock, par value $1.00 per share and 5,000,000 shares of Preferred Stock, par value $1.00 per share, none of which have been issued or are currently outstanding; and

     WHEREAS, the Bank, the Interim Bank and Holding desire to establish a bank holding company structure and in order to implement that desire, the Boards of Directors of the Bank, the Interim Bank and Holding have each respectively agreed unanimously to a merger of the Interim Bank into the Bank (the "MERGER") and the issuance of shares of Holding common stock as consideration for value received by Holding from the Merger;

     NOW, THEREFORE, in consideration of the premises, the Bank, the Interim Bank and Holding hereby make this Agreement and prescribe the terms and conditions of the Merger and the mode of carrying it into effect, including the rights and obligations of Holding in connection therewith, as follows:

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                                    ARTICLE I
                                   DEFINITIONS

     Section 1.001 DEFINITIONS. The following terms, as used herein, have the following respective meanings:

     "BANK" means Oriental Bank and Trust prior to the Effective Date.

     "BANK SHARES" means the shares of common stock of the Bank, par value $1.00 per share.

     "COMMISSIONER" means the Commissioner of Financial Institutions of the Commonwealth.

     "CONTINUING BANK" means Oriental Bank and Trust on and after the Effective Date.

     "DISSENTING SHARES" shall have the meaning set forth in Section 6.01.

     "EFFECTIVE DATE" shall have the meaning set forth in Section 4.02.

     "EXERCISE" shall have the meaning set forth in Section 2.03.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "FEDERAL RESERVE BOARD" means the Board of Governors of the Federal Reserve System.

     "HOLDING" means Oriental Financial Group Inc., a general business corporation organized under the laws of the Commonwealth.

     "HOLDING SHARES" means the shares of common stock of Holding, par value $1.00 per share.

     "INTERIM BANK" means Oriental Interim Bank, a bank organized under the laws of the Commonwealth for the sole purpose of consummating the transactions provided for herein.

     "OBLIGATION" means the obligation of the Continuing Bank to cause Holding to deliver to the holder of such Obligation upon the Exercise of one Holding Share.

     "OFFERING CIRCULAR" shall have the meaning set forth in Section 3.04(b).

     "PROXY STATEMENT" shall have the meaning set forth in Section 3.04(a).

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     "QUALIFYING SHARES" means the Bank Shares held by the directors of the
Bank or the Continuing Bank, as the case may be, as qualifying shares as required by Section 24 of the Banking Law.

                                   ARTICLE II
                                   THE MERGER

     Section 2.001. MERGER. On the Effective Date, the Interim Bank shall be merged into the Bank and the Bank (hereinafter referred to as the "BANK" prior to the Effective Date and as the "CONTINUING BANK" on or after the Effective
Date) shall receive into itself the Interim Bank, pursuant to the provisions of and with the effects provided in Section 15 of the Banking Law.

     Section 2.002.  CONVERSION.  Upon the Effective Date:

          (a) Each Bank Share issued and outstanding immediately prior to the Effective Date shall, without any further action on the part of the Bank, the Interim Bank, Holding, or any other person, constitute and be converted into and there shall be allocated to the recordholder thereof an Obligation of the Continuing Bank. In no event shall the Bank become the holder of an Obligation. Each Obligation shall entitle the holder thereof to cause the Continuing Bank to require Holding to issue to such holder one Holding Share.

               (i) Such conversion and allocation shall not in any way preclude or prevent any such holder from exercising his or her statutory right to dissent from the Merger and to receive from the Continuing Bank payment of the value of his or her Bank Shares and such other rights and benefits as are provided by law.

               (ii) On the Effective Date, each outstanding certificate which theretofore had represented Bank Shares, shall henceforward be deemed for all corporate purposes as evidence of the ownership of an equal number of Obligations of the Continuing Bank into which the Bank Shares have been so converted.

          (b) Each share of common stock of the Interim Bank issued on the Effective Date shall without any further action on the part of the Bank, the Interim Bank, Holding, or any other person constitute and be converted into the right to receive $1.00 from the Continuing Bank and such sums shall be delivered to the recordholder thereof.

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                                       -4-

          (c) On the Effective Date, the Continuing Bank shall issue to Holding the same number of shares of its common stock as are issued and outstanding as of the Effective Date, and shall issue and sell to the directors of the Continuing Bank any Qualifying Shares that may be required by, and in accordance with, the Banking Law.

     Section 2.003 EXERCISE OF THE OBLIGATIONS. Immediately after the conversion and allocation provided in Section 2.02(a), Holding shall, on behalf of the Continuing Bank and as consideration for the benefits received by Holding hereunder, issue to each recordholder of the Obligations of the Continuing Bank a number of Holding Shares, equal to the number of Obligations held by such recordholder (such event hereinafter referred to as the "EXERCISE"):

               (a) Upon the Exercise, each outstanding certificate that prior to the Exercise had represented Obligations of the Continuing Bank (as provided in Section 2.02(a)(ii)) shall henceforward be deemed for all corporate purposes as evidence of the ownership of the number of Holding Shares into which the Obligations of the Continuing Bank have been so converted.

               (b) At any time after the Exercise, any holder of one or more of the certificates that prior to the Effective Date had represented Bank Shares may surrender such certificate or certificates in proper form to Holding or to its transfer agent and receive in exchange therefor a certificate or certificates (as the holder requests) bearing the name and representing an identical number of Holding Shares.

     Section 2.004 STOCK OPTIONS. At the Effective Date, each outstanding option to purchase shares of the Bank under the Bank's 1988 Stock Option Plan
will be assumed by Holding.   Each such option will be exercisable in
accordance with its existing terms for the same number of shares of Holding as the number of shares of the Bank subject to such option.

     Section 2.005.  EFFECTS OF THE MERGER.  Upon the Effective Date:

          (a) The name of the Continuing Bank shall be Oriental Bank and Trust. The main office, principal place of business, officers and other personnel of the Continuing Bank shall be the same as the main office, principal place of business, officers and other personnel of the Bank immediately prior to the Effective Date;

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                                       -5-
          (b) The articles of incorporation of the Continuing Bank shall be the articles of incorporation of the Bank, and the by-laws of the Continuing Bank shall be the by-laws of the Bank;

          (c) The Bank and the Interim Bank shall be considered as one sole corporate entity under the name of the Continuing Bank, and the Continuing Bank shall thenceforth enjoy all the rights, privileges and franchises and shall be subject to all the restrictions, obligations and duties of the Bank and the Interim Bank, except for the alterations provided herein;

          (d) Each and all the property, shares, rights, franchises, powers and privileges of the Bank and the Interim Bank shall become the property of the Continuing Bank, and the Continuing Bank shall have, as regards such property, shares, rights, franchises, powers and privileges, the same rights as the Interim Bank and the Bank each possessed;

          (e) The Continuing Bank shall assume each and every obligation of the Bank and the Interim Bank and shall have all the obligations and shall be liable for all debts and the fulfillment of all contracts and obligations of the Bank and the Interim Bank, just as they were prior to the Effective Date. Any reference to the Bank or the Interim Bank in any contract, will or document, whether executed or taking effect before or after the Merger, shall be considered a reference to the Continuing Bank if not inconsistent with the other provisions of the contract, will or document. The stockholders of the Bank and the Interim Bank shall continue to be subject to the same obligations, claims and demands as existed against them, if any, on or before the Effective Date;

          (f) All suits, actions or other proceedings pending in any court on the Effective Date shall continue to their termination just as if no merger had taken place; provided, however, that the Continuing Bank may be substituted in place of either the Bank or the Interim Bank by order of the court taking cognizance of the proceedings;

          (g) The directors of the Continuing Bank shall consist of the directors of the Bank on and as of the Effective Date (the names and addresses of the current directors of the Bank as of the date hereof are listed in Appendix I attached hereto), which directors shall hold office in the Continuing Bank, unless sooner removed or disqualified, until their successors are elected at the next annual meeting of the stockholders of the Continuing Bank or are appointed in

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                                       -6-

     accordance with the by-laws of the Continuing Bank and have qualified;
     and

          (h) All deposit accounts of the Bank shall be and will become deposits in the Continuing Bank without change in their respective terms, interest rates, maturities, minimum required balances or withdrawal rates. After the Effective Date, the Continuing Bank will continue to issue deposit accounts on the same basis as the Bank immediately prior to the Effective Date.

                                   ARTICLE III
                                  UNDERTAKINGS

     Section 3.001. BANK STOCKHOLDER APPROVAL. The Bank undertakes to submit this Agreement for consideration to its shareholders at a meeting called for this purpose pursuant to Section 15(b) of the Banking Law, or in any other manner permitted by law. Without limiting the preceding sentence, the Bank agrees (unless such action is not required by law):

          (a) To send to the post-office address of each of the holders of issued and outstanding Bank Shares written notice of such meeting not less than thirty days prior to the date fixed for the meeting. The notice shall specify the place and purpose of the meeting at which this Agreement will be considered;

          (b) To hold a vote of the shareholders at said meeting, in which each Bank Share shall entitle each holder thereof to one vote to be cast by the stockholder himself or by proxy;

          (c)  To cause its secretary to certify under seal of the Bank that
     (i) this Agreement has been approved by the vote of the directors of the Bank, and (ii) this Agreement has been approved by the votes of at least three-fourths of the Bank Shares; and

          (d) To submit the Agreement as certified pursuant to subsection (c) of this Section 3.01 to the Commissioner for his approval or disapproval.

     Section 3.002. INTERIM BANK STOCKHOLDER APPROVAL. Holding will vote all of its shares of common stock of the Interim Bank in favor of the approval of this Agreement.

     Section 3.003 REGULATORY APPROVALS. Each of Holding, the Bank and the Interim Bank shall (i) proceed expeditiously and cooperate fully in determining which filings are required to be made prior to the Effective Date with, and which consents, approvals, permits or authorizations are required to be obtained

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                                       -7-

prior to the Effective Date from, governmental or regulatory authorities of the Commonwealth and the United States (collectively, the "REGULATORY APPROVALS") in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; and (ii) timely make all such filings and timely seek all Regulatory Approvals; and take all other action and do all things necessary, proper or appropriate to consummate and make effective all transactions contemplated by this Agreement as soon as possible.

     Section 3.004  SECURITIES MATTERS.

          (a) The Bank undertakes to prepare and file promptly a proxy statement (the "PROXY STATEMENT") which complies with the requirements of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder by the FDIC, and which complies with all applicable federal, state and Puerto Rico law requirements for the purpose of submitting this Agreement to its shareholders for approval, ratification and confirmation;

          (b) Holding undertakes to prepare an offering circular (the "OFFERING CIRCULAR") related to the Holding Shares, which shall be distributed to the shareholders of the Bank; and

          (c) Holding and the Bank shall each provide promptly to the other such information concerning its business and financial condition and affairs as may be required or appropriate for inclusion in the Offering Circular or the Proxy Statement and shall cause its counsel and auditors to cooperate in the preparation of the Offering Circular and the Proxy Statement, and the Bank shall distribute the Proxy Statement and the Offering Circular to the Bank's shareholders in accordance with applicable federal and state law requirements.

     Section 3.005 OTHER UNDERTAKINGS. If at any time (whether before or after the Effective Date) the Bank or the Continuing Bank considers that any further assignment, conveyances or assurances in law are necessary or desirable to vest, perfect or confirm of record in the Continuing Bank the title to any property or rights of the Bank or the Interim Bank, or otherwise to carry out the provisions hereof, the Bank and the Interim Bank hereby undertake through their proper officers and directors to execute and deliver immediately any and all proper deeds, assignments and assurances in law, and to do all things necessary or proper to vest, perfect or confirm title to such property or rights in the Continuing Bank and otherwise to carry out the provisions hereof.

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                                       -8-

                                   ARTICLE IV
                              CONDITIONS PRECEDENT

     Section 4.001. CONDITIONS PRECEDENT TO THE MERGER. The consummation of the Merger contemplated by this Agreement is subject to the satisfaction of the following conditions:

          (a) The votes of at least three-fourths (3/4) of the issued and outstanding Bank Shares shall have been cast (whether cast by holders of such shares in person or by proxy) in favor of this Agreement at a meeting of the Bank's stockholders called pursuant to Section 3.01;

          (b) All Regulatory Approvals (or waiver or exemption therefrom) and satisfaction of all other requirements prescribed by law which are necessary to the consummation of the transactions contemplated by this Agreement shall have been obtained and all statutory waiting periods shall have expired, without the imposition of any condition or requirements that would materially and adversely affect the operations or business prospects of Holding or the Continuing Bank following the Effective Date so as to render inadvisable the consummation of such transaction.

          (c) The Bank shall have received a ruling or rulings from the appropriate tax authorities and/or an opinion letter from McConnell Valdes, counsel to the Bank, satisfactory to the Bank in form and substance, with respect to the Puerto Rico and United States income tax consequences of the Merger; and

          (d) The Holding Shares shall have been approved for listing by the New York Stock Exchange.

     Section 4.002. EFFECTIVE DATE. The Merger provided for herein shall become effective on the date (the "EFFECTIVE DATE") as soon as practicable after each condition precedent listed in Section 4.01 shall have been satisfied. The Merger shall become effective at the time this Agreement is properly perfected and filed in accordance with the Banking Law.

                                    ARTICLE V
                            TERMINATION AND DEFERRAL

     Section 5.001 TERMINATION OF THE MERGER. Prior to the Effective Date, this Agreement may be terminated at any time by written notice by either the Bank or the Interim Bank to the other that its Board of Directors is of the opinion that:

          (a) The number of Bank Shares that voted against approval of this Agreement, the number of Bank Shares with respect to which the holders thereof recorded their

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                                       -9-

     opposition to the Merger or the number with respect to which demand for payment of shares has been made is such that the consummation of the Merger is, in the sole opinion of such Board of Directors, inadvisable;

          (b) Any action, suit, proceeding, or claim is commenced or threatened or any claim is made that could make consummation of the Merger, in the sole opinion of such Board of Directors, inadvisable;

          (c) It is likely that a Regulatory Approval, in the sole opinion of such Board of Directors, will not be obtained, or if obtained, will contain or impose any condition or requirement that would materially and adversely affect the operations or business prospects of Holding or the Continuing Bank following the Effective Date so as to render inadvisable the consummation of the Merger; or

          (d) Any other reason exists that makes consummation of the Merger in the sole opinion of such Board of Directors, inadvisable.

     Upon such determination, this Agreement shall be void and there shall be no liability hereunder or on account of such termination on the part of the Bank, the Interim Bank, Holding, or the directors, officers, employees, agents or stockholders or any of them, except that in such event the Bank will pay fees and expenses incurred by itself, the Interim Bank and Holding in connection with the proposed reorganization.

     Section 5.002 DEFERRAL OF EFFECTIVE DATE. Consummation of the Merger herein provided may be deferred by the Board of Directors of the Bank for a reasonable period of time if the Board of Directors determines, in its sole discretion, that such deferral would be in the best interests of the Bank and the shareholders of the Bank.

                                   ARTICLE VI
                                APPRAISAL RIGHTS

     Section 6.001 DISSENTERS' RIGHTS. Any stockholder of the Bank who complies with all applicable provisions of law, including without limitation
Section 15(d) of the Banking Law, shall be entitled to receive the value of the Bank Shares held by such stockholder as provided by Section 15(d) of the Banking Law, provided that:

          (a) Any Bank Shares held by a holder who has demanded appraisal of his Bank Shares and as of the Effective Date has neither effectively withdrawn nor lost his right to such appraisal (the "DISSENTING SHARES") shall not be converted in the manner set forth

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                                       -10-

     in Section 2.02, but the holder thereof shall only be entitled to such rights as are granted by the Banking Law.

          (b)  Notwithstanding the provisions of paragraph (i) of this
     Section 6.01, if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) his right to appraisal, then as of the Effective Date or the occurrence of such event, whichever later occurs, such Dissenting Shares shall automatically be converted as provided in Section 2.02.

                                   ARTICLE VII
                                  MISCELLANEOUS

     Section 7.001 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth.

     Section 7.002 AMENDMENT. This Agreement and the Exhibits hereto may be amended by the parties hereto, by action taken by or on behalf of their respective Board of Directors at any time before or after approval by the stockholders of the parties; provided, however, that after such approval, no amendment, modification or waiver shall affect the consideration to be received by any party or their respective shareholders. Any such amendment, modification or waiver must be by an instrument in writing and signed on behalf of each of the parties.

     IN WITNESS WHEREOF, the Bank, the Interim Bank and Holding have caused this Agreement to be executed in multiple copies, by their duly authorized officers, and have caused their corporate seals to be hereunto affixed, as of the date first above written.

                                   ORIENTAL BANK AND TRUST



                              By:   \s\ JOSE E. FERNANDEZ
                                 ________________________________
                                   Title: Chairman of the Board


                                   ORIENTAL INTERIM BANK



                              By:   \s\ JOSE E. FERNANDEZ
                                 ________________________________
                                   Title: President

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                                       -11-

                                ORIENTAL FINANCIAL GROUP INC.



                              By:   \s\ JOSE E. FERNANDEZ
                                 ________________________________
                                   Title: President

                                                                     APPENDIX I


              NAMES AND RESIDENCES OF CURRENT DIRECTORS OF THE BANK


NAME OF DIRECTOR                                                ADDRESS


Pablo Altieri                                             San Juan, Puerto Rico

Efrain Archilla                                           San Juan, Puerto Rico

Jose E. Fernandez                                         San Juan, Puerto Rico

Julian Inclan                                             San Juan, Puerto Rico

Diego Perdomo                                             San Juan, Puerto Rico

Alberto Richa Angelini                                    San Juan, Puerto Rico

Emilio Rodriguez                                          San Juan, Puerto Rico